Exhibit 10.1
LOAN AGREEMENT
Wachovia Bank, National Association
225 Water Street
Jacksonville, Florida 32202
(Hereinafter referred to as the “Bank”)
SBS MIAMI BROADCAST CENTER, INC., a Delaware corporation
2601 S. Bayshore Drive
PH II
Coconut Grove, Florida 33133
(Hereinafter referred to as “Borrower”)
This Loan Agreement (“Agreement”) is entered into January 4, 2007, by and between Bank and Borrower.
This Agreement applies to the loan (individually and collectively, the “Loan”) evidenced by that certain Promissory Note dated of even date herewith made by Borrower to the Bank in the original principal amount of $7,650,000.00 (as the same may be amended, modified, extended or increased from time to time, the “Note”) and all Loan Documents. The terms “Loan Documents” and “Obligations,” as used in this Agreement, are defined in the Note.
Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:
REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete in all material respects. Any such information relating to Borrower’s financial condition will accurately reflect Borrower’s financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower’s or any guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank, including without limitation, those liens arising under that certain First Lien Credit Agreement (as the same may be amended, modified, extended or replaced from time to time, the “Senior Credit Facility”) among Guarantor, as borrower, MERRILL LYNCH, PIERCE FENNER & SMITH, INCORPORATED, as syndication agent, Bank, as documentation agent, LEHMAN COMMERCIAL PAPER INC., as administrative agent and other lenders, as lenders, dated as of June 10, 2005 (as same may be amended or modified from time to time), which liens include, without limitation, the pledge of all of the stock of Borrower and the lien against Borrower’s personal property (“Permitted Liens”). To Borrower’s knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to

Borrower’s present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time. Compliance with Laws. Borrower and any subsidiary of Borrower and any guarantor are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable. None of Borrower, or any subsidiary or affiliate of Borrower or any guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC. Organization and Authority. Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending suits, claims or demands against Borrower or any guarantor, which could materially affect any guarantor’s ability to fully repay the Loan, that have not been disclosed to Bank by Borrower in writing, and approved by Bank. To the best of Borrower’s knowledge, there are no threatened suits, claims or demands, which could materially affect the Borrower’s or any guarantor’s ability to fully repay the Loan, against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable Event” (as both terms are defined by ERISA) has occurred with respect to any such plan. Indemnity. Borrower will indemnify Bank and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Bank arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.
AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, upon reasonable notice by Bank, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Certificate of Full Compliance From Chief Financial Officer. Deliver to Bank, with the financial statements required herein, a certification by Borrower’s chief financial officer that Borrower is in full compliance with the Loan Documents. For purposes hereof, copies of the certificates required to be delivered on behalf of Borrower by Guarantor pursuant to Section 6.2 of the Senior Credit Facility shall be deemed acceptable to Bank. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in 11 U.S.C. § 101, as in effect from time to time. Estoppel Certificate. Furnish, within thirty (30) days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. For the purposes of this Section, the insurance requirements set forth in that certain Mortgage, Assignment of Rents and Security Agreement dated of even date herewith from Borrower in favor of Bank (as the same may be amended or modified from time to time, the “Mortgage”), are deemed adequate. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower’s name or address as shown above, and/or any change in Borrower’s structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Any filings with the United States Securities and Exchange Commission are deemed to have been delivered to Bank upon filing.
NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Change of Control. Make or suffer a change of ownership that effectively changes control of Borrower from current ownership such that SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation d/b/a SPANISH BROADCASTING SYSTEM OF DELAWARE, INC. (“Guarantor”) does not, directly or indirectly, own at least fifty-one percent (51%) of the issued and outstanding shares of Borrower and maintain control of the day to day business operations of Borrower and so long as Guarantor continues to guaranty the obligations of Borrower under the Note and other Loan Documents. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) Permitted Liens, or (iv) equipment leases entered into by Borrower in the ordinary course of its business, in an amount not to exceed $1,000,000.00 in the aggregate. Guarantees. Other than any guarantee required under the Senior Credit Facility, Guarantee or otherwise become responsible for obligations of any other person or persons, other than the endorsement of checks and drafts for collection in the ordinary course of business. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank’s unimpaired capital and surplus. Cross Default. Default in payment or performance of any obligation under any other loans, contracts or agreements of Borrower with Bank or its affiliates that remains uncured beyond any applicable cure or grace periods. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed that remains uncured after any applicable cure or grace periods. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement (other than debt arising from the Senior Credit Facility) at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.
ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such financial statements may be prepared on a consolidated and consolidating basis with SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank’s approval. Any filings with the United States Securities and Exchange Commission are deemed to have been delivered to Bank upon filing.
FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable: Deposit Relationship. Unless Bank sells or assigns the Loan pursuant to the terms of the Loan Documents, Borrower shall maintain its primary depository account with Bank. Limitation on Debt. Other than trade payables and equipment leases entered into by Borrower in the ordinary course of its business, in an amount not to exceed $1,000,000.00 in the aggregate, indebtedness arising under the Senior Credit Facility, or indebtedness owed to Borrower’s shareholders (which indebtedness shall be expressly subordinate to repayment of the Loan), Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, without the prior written consent of Bank.
CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled “Authorization; Non-Contravention”; “Compliance with Laws”, and “Organization and Authority”. (b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken. (d) The loan is not usurious.

(e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.
[EXECUTIONS APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be duly executed under seal.

Borrower
SBS MIAMI BROADCAST CENTER, INC., a Delaware corporation
CORPORATE SEAL	By: /s/ Joseph A. Garcia Joseph A. Garcia, Executive Vice President
Bank
Wachovia Bank, National Association
CORPORATE SEAL	By: /s/ George Leser George Leser, Senior Vice President
[ACKNOWLEDGEMENT APPEARS ON FOLLOWING PAGE]

State of Florida
County of Miami-Dade
     The foregoing instrument was acknowledged this day by Joseph A. Garcia, as Executive Vice President of SBS MIAMI BROADCAST CENTER, INC., a Delaware corporation on behalf of the corporation, who is personally known to me or who has produced ___as identification.
Witness my hand and official seal, this _____ day of December, 2006.

______________________________, Notary Public
Notary Seal
______________________________
(Printed Name of Notary)

Commission Expires: ___________________________

Commission Number: ___________________________
State of Florida
County of Miami-Dade
     The foregoing instrument was acknowledged this day by George Leser, as Senior Vice President of Wachovia Bank, National Association on behalf of the bank, who is personally known to me or who has produced ___as identification.
Witness my hand and official seal, this _____ day of December, 2006.

______________________________, Notary Public
Notary Seal
______________________________
(Printed Name of Notary)

Commission Expires: ___________________________

Commission Number: ___________________________